Exhibit 10.11

August 1, 2005	$1,625,000
HOME DIAGNOSTICS, INC.
8% Promissory Note
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
     Home Diagnostics, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to the order of the Estate of Robert Salem, the registered holder hereof, the principal amount of One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000), payable in five (5) equal consecutive monthly installments of $325,000 each, due on the last day of each month beginning on October 31, 2005; provided, however, that the Company reserves the right in its sole discretion to defer any or all of said principal installments if and to the extent that the Board of Directors of the Company determines that it is in the best interests of the Company to do so, because of an adverse change in the Company’s cash flow and/or sales revenues.
     From and after the date hereof, until all outstanding principal has been paid in full, interest on the unpaid principal shall accrue at the rate of eight percent (8%) per annum and shall be paid monthly on the last day of each month beginning on August 31, 2005. Payments of principal and interest hereunder shall be made in lawful money of the United States of America and shall be made at such place as the holder of this Promissory Note may designate in writing to the Company.

     The Company shall be permitted at any time without penalty to prepay in whole or in part any principal and interest due hereunder.
     All principal and interest due under this Promissory Note shall immediately become payable in any of the following events of default:
     (a) failure to make any cash payment due and payable hereunder for one month after the same becomes due and payable;
     (b) if a distress, attachment or execution, either by writ or appointment of a receiver, is levied on any part of the assets of the Company, and within six months thereafter, the debt for which such levy is made or receiver appointed is not paid off or such writ is not otherwise cancelled or such appointment of a receiver is not otherwise withdrawn;
     (c) if the Company makes an assignment for the benefit of creditors or files a petition in bankruptcy or is declared to be bankrupt or an order is made or a special resolution passed for the dissolution and winding up of the Company; or
     (d) in the event any person(s), corporation, firm or other business entity, whether by purchase, merger, liquidation or otherwise, shall acquire all or substantially all of the assets or business or capital stock of the Company.
     The registered holder of this Promissory Note represents that said Promissory Note is being purchased and held for investment purposes and not with a view to the distribution or resale thereof. This Promissory Note has not been registered under the Securities Act of 1933 and may not be sold, transferred, pledged, hypothecated or otherwise disposed of, in the absence of (i) an effective registration statement for such security under said act or (ii) an opinion of Company counsel that such registration is not required.

     This Promissory Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any stockholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, all such liability, by the acceptance hereof, and as part of the consideration hereof, being expressly waived.
     This Promissory Note replaces and supercedes in its entirety the First Replacement 8% Subordinated Debenture dated September 3, 2002 issued by the Company in favor of the registered holder hereof.
     This Promissory Note shall be governed by, and construed in accordance with, the law of the State of Delaware (without giving effect to the conflict of law principles thereof) and cannot be changed orally.
     IN WITNESS WHEREOF, the Company has signed and sealed this Promissory Note as of the 1st day of August, 2005.

HOME DIAGNOSTICS, INC.

By:	/s/ J. RICHARD DAMRON, JR.

ATTEST:

/s/ BETH K. SCHWARTZ

Secretary

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